UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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MeiraGTx Holdings plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MeiraGTx Holdings plc

450 East 29th Street, 14th Floor

New York, New York 10016

December 23, 2022

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend an extraordinary general meeting of shareholders (the “Special Meeting”) of MeiraGTx Holdings plc, which will be held on Tuesday, January 24, 2023, beginning at 10:00 a.m., Eastern Time. You will be able to attend the Special Meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MGTX2023SM and inputting your unique, 16-digit control number included on your proxy card. You will be able to listen to the meeting live, submit questions and vote during the live webcast.

We are conducting our Special Meeting at www.virtualshareholdermeeting.com/MGTX2023SM via live webcast in response to continued public health and safety concerns posed by the outbreak of the novel coronavirus, or COVID-19, and to support the health and well-being of our shareholders and other meeting participants.

Attached to this letter are a Notice of Extraordinary General Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Special Meeting. For holders of record of our ordinary shares at the close of business on December 22, 2022, there are four ways to vote by proxy:

●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you received by mail; or
●	at the Special Meeting—You can vote your shares during the Special Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/MGTX2023SM. You will need the 16-digit control number provided on your proxy card.

Additional voting instructions are provided in the Proxy Statement and on your proxy card.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Keith R. Harris, Ph.D. Chairman of the Board

MeiraGTx Holdings plc

450 East 29th Street, 14th Floor

New York, New York 10016

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 24, 2023

NOTICE IS HEREBY GIVEN that the Extraordinary General Meeting of Shareholders (the “Special Meeting”) of MeiraGTx Holdings plc, an exempted company incorporated under the laws of the Cayman Islands, will be held on Tuesday, January 24, 2023, at 10:00 a.m., Eastern Time, via live webcast by visiting www.virtualshareholdermeeting.com/MGTX2023SM.

The Special Meeting is being held:

1.	To approve an amendment and restatement of the MeiraGTx Holdings plc 2018 Incentive Award Plan to increase the number of ordinary shares authorized for issuance thereunder (“Proposal No. 1”);
2.	To approve an ordinary resolution to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies and if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes to approve Proposal No. 1 (the ”Adjournment Proposal”). The Adjournment Proposal is only expected to be presented at the Special Meeting if there are not sufficient votes to approve Proposal No. 1.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our ordinary shares at the close of business on December 22, 2022 are entitled to receive notice of, attend and vote at the Special Meeting, or any continuation, postponement or adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder for any purpose germane to the Special Meeting at our principal executive offices at 450 East 29th Street, 14th Floor, New York, New York 10016 for a period of ten days prior to the Special Meeting. The list will also be available at the Special Meeting on the virtual Special Meeting website at www.virtualshareholdermeeting.com/MGTX2023SM. Only those shareholders of record will be able to access the list using the 16-digit control number included on your proxy card. The Special Meeting may be cancelled or postponed by the Board of Directors for any reason or for no reason at any time prior to the time for holding the Special Meeting or, if the Special Meeting is adjourned, the time for holding the adjourned Special Meeting and the Board of Directors shall give shareholders notice in writing of any cancellation or postponement.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,
Robert J. Wollin General Counsel and Secretary

December 23, 2022

This Notice of Extraordinary General Meeting of Shareholders and Proxy Statement are first being distributed or made available, as the case may be, on or about December 27, 2022.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on January 24, 2023:

This Proxy Statement is available free of charge at www.proxyvote.com.

MeiraGTx Holdings plc

450 East 29th Street, 14th Floor

New York, New York 10016

PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 24, 2023

This proxy statement (the “Proxy Statement”) is being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of MeiraGTx Holdings plc (the “Company,” “MeiraGTx,” “we,” “us,” or “our”), in connection with our 2023 Extraordinary General Meeting of Shareholders (the “Special Meeting”).

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

When and where will the Special Meeting be held?

The Special Meeting will be held on Tuesday, January 24, 2023 at 10:00 a.m., Eastern Time, via live webcast by visiting www.virtualshareholdermeeting.com/MGTX2023SM.

We are conducting our Special Meeting at www.virtualshareholdermeeting.com/MGTX2023SM via live webcast in response to continued public health and safety concerns posed by the outbreak of the novel coronavirus, or COVID-19, and to support the health and well-being of our shareholders and other meeting participants.

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:

●	Proposal No. 1: Approval of an amendment and restatement of the MeiraGTx Holdings plc 2018 Incentive Award Plan to increase the number of ordinary shares authorized for issuance thereunder (“Proposal No. 1”).
●	Proposal No. 2: Approval of an ordinary resolution to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies and if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes to approve Proposal No. 1 (the “Adjournment Proposal”). The Adjournment Proposal is only expected to be presented at the Special Meeting if there are not sufficient votes to approve Proposal No. 1.

Are there any matters to be voted on at the Special Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Special Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Special Meeting?

Holders of record of our ordinary shares as at the close of business on December 22, 2022 (the “Record Date”) will be entitled to receive notice of, attend and vote at the Special Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 48,477,209 of our ordinary shares issued and outstanding and entitled to vote. On the basis that voting at the Special Meeting will be conducted by way of a poll, every shareholder present in person or by proxy shall have one vote for each ordinary share held on any matter presented to shareholders at the Special Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shareholders must be present to hold the Special Meeting in order for there to be a quorum?

A quorum must be present at the Special Meeting in order for any business to be transacted. One or more shareholders holding at least one third of the paid up voting share capital of the Company present in person, or by remote communication, or by proxy and entitled to vote at that meeting shall form a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Under current stock exchange interpretations that govern broker non-votes, Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on this proposal.

What if a quorum is not present at the Special Meeting?

Under our Amended and Restated Articles of Association, no business shall be transacted at the Special Meeting unless a quorum of shareholders is present in person, by remote communication or by proxy at the time when the meeting proceeds to business. If a quorum is not present in person, by remote communication or by proxy within half an hour of the scheduled time of the Special Meeting, the Special Meeting shall stand adjourned to the same day in the next week, at the same time and place. If a quorum is not present or represented within half an hour of the scheduled time for the adjourned Special Meeting the shareholders present and entitled to vote at the adjourned Special Meeting, present in person, by remote communication or by proxy, shall form a quorum.

How do I vote my shares and what are the voting deadlines?

If you are a shareholder of record, there are four ways to vote by proxy:

●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card which you received by mail; or
●	at the Special Meeting—You can vote your shares during the Special Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/MGTX2023SM. You will need the 16-digit control number provided on your proxy card.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on January 23, 2023.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Special Meeting?

Shareholders as of the close of business on December 22, 2022, the record date, are entitled to participate in the Special Meeting by visiting www.virtualshareholdermeeting.com/MGTX2023SM and entering the 16-digit control number found on the proxy card. Shareholders may vote and ask questions during the Special Meeting by following the instructions available on the meeting website. Guests and shareholders without their 16-digit control number may join the Special Meeting in a listen-only mode, but they will not have the option to vote shares or ask questions during the meeting.

Even if you plan to attend the Special Meeting, we encourage you to vote your shares by proxy. You may still vote your shares at the meeting even if you have previously voted by proxy.

Will I be able to submit questions through the webcast?

Shareholders will be able to submit their questions electronically during the meeting to the entire Board or individual directors by visiting www.virtualshareholdermeeting.com/MGTX2023SM. Guests and shareholders without their 16-digit control number will not be able to submit questions.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR the approval of an amendment and restatement of the MeiraGTx Holdings plc 2018 Incentive Award Plan to increase the number of ordinary shares authorized for issuance thereunder (“Proposal No. 1”).
●	FOR the approval, by ordinary resolution, of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies and if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes to approve Proposal No. 1 (the “Adjournment Proposal”). The Adjournment Proposal is only expected to be presented at the Special Meeting if there are not sufficient votes to approve Proposal No. 1.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Approval by ordinary resolution of an amendment and restatement of the MeiraGTx Holdings plc 2018 Incentive Award Plan

The affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares who are present in person, by remote communication or represented by proxy and entitled to vote thereon at the Special Meeting.(1)

		“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
Proposal No. 2: Approval, by ordinary resolution, of the Adjournment Proposal(4)

The affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares who are present in person, by remote communication or represented by proxy and entitled to vote thereon at the Special Meeting.(2)

		“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

(1)	This assumes voting is conducted by way of a poll and not a show of hands.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	This Proposal is only expected to be presented at the Special Meeting if there are not sufficient votes to approve Proposal No. 1.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of the Secretary at our corporate offices, provided such statement is received no later than January 23, 2023;
●	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on January 23, 2023;
●	submitting a properly signed proxy card with a later date that is received no later than January 23, 2023; or
●	attending the Special Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/MGTX2023SM.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Special Meeting via the webcast.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. If we hire a professional proxy solicitation firm, we expect our costs for such services would be approximately $15,000.

PROPOSAL NO. 1 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2018 INCENTIVE AWARD PLAN

Overview

We are requesting shareholders approve, by way of ordinary resolution, the amendment and restatement of the MeiraGTx Holdings plc 2018 Incentive Award Plan, (the “2018 Plan”), to increase the number of ordinary shares available for issuance under the 2018 Plan and make a corresponding increase in the number of such shares that may be issued upon exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 and the regulations thereunder (the “Code”).

The Board of Directors approved the amendment and restatement of the 2018 Plan on December 22, 2022, subject to and effective upon shareholder approval at the Special Meeting. The 2018 Plan, as amended and restated if this Proposal No. 1 is approved, is described in more detail below. If this Proposal No. 1 is not approved by our shareholders, the amendment and restatement of the 2018 Plan will not become effective, and the 2018 Plan will remain in effect in accordance with its present terms.

Amendment and Restatement of the 2018 Plan

Background

In considering whether to increase the number of ordinary shares available for issuance under the 2018 Plan, the Board of Directors wanted to ensure that adverse changes in the market price of our ordinary shares would not materially interfere with our efforts to retain the service of our existing employees. We have experienced considerable fluctuations in our share price in recent years, which has resulted in our employees holding options with exercise prices significantly above the market price of our ordinary shares (often referred to as “underwater” or “out-of-the-money” options), making the options a less effective means of incentivizing and retaining our employees. Specifically, an aggregate of approximately 3 million options currently outstanding were part of our annual long-term incentive award grants to our employees in January 2020, January 2021 and January 2022 with exercise prices of $20.30, $16.43 and $21.53 per share, respectively. The closing price of our ordinary shares on the Nasdaq Global Select Market was $6.16 on November 30, 2022.

Prior to approving the amendment and restatement of the 2018 Plan, the Board of Directors considered the recommendation of the Compensation Committee, which reviewed an analysis prepared by Total Compensation Solutions (“TCS”), the Company’s compensation consultant, as well as several alternatives to alleviate the competitive compensation and retention headwinds we currently face. The Board of Directors ultimately determined that an increase in the available pool of shares under the 2018 Plan would be the most effective tool in achieving our objective of realigning employee interests with those of our shareholders because it provides a direct and straightforward means of incentivizing employees.

In furtherance of these objectives, in December 2022, the Compensation Committee and Board of Directors approved performance-based long-term incentive and retention awards to Alexandria Forbes, Ph.D., our President and Chief Executive Officer, Richard Giroux, our Chief Financial Officer and Chief Operating Officer, and Stuart Naylor, Ph.D., our Chief Development Officer, in an aggregate maximum amount of 2,666,246 shares, which awards would generally vest if certain performance metrics, as defined below, are met, as well as establishment in concept of a pool of 1,211,930 ordinary shares to be used to grant future long-term incentive and retention awards to other employees (including other executive employees but excluding Drs. Forbes and Naylor and Mr. Giroux) at the Company in amounts and on terms to be determined by the Board of Directors or the Compensation Committee, subject, in each case, to our shareholders approving the amendment and restatement of the 2018 Plan at the Special Meeting.

Certain Executive Awards

The performance-based awards granted to Drs. Forbes and Naylor and Mr. Giroux consist of restricted share units, or RSUs. Each RSU represents the right to receive one ordinary share of the Company upon vesting. The maximum number of ordinary shares that each of Drs. Forbes and Naylor and Mr. Giroux may receive upon vesting of the RSUs if all price thresholds (as described below) are achieved are 1,454,316, 242,386 and 969,544, respectively. One-third of the RSUs subject to each award will vest, if at all, upon the later to occur of (i) the first date prior to the third anniversary of the effective date of grant that the average closing price of the Company’s ordinary shares on the Nasdaq Global Select Market for a period of 60 consecutive trading days ending prior to the third anniversary of the effective date of grant equals or exceeds each of $20, $30 and $40 per share and (ii) the second anniversary of the effective date of grant. To the extent a price threshold is not achieved prior to the third anniversary of an award’s effective date of grant, the corresponding portion of the award will generally be forfeited. Additionally, in order to preserve the link between the interests of these executives and those of our shareholders, the executives will be required to hold 100% of the vested shares from these awards, after satisfying the applicable taxes, for at least one-year from the vesting date.

We believe that these performance-based awards to Drs. Forbes and Naylor and Mr. Giroux are aligned with shareholder interests, are important to retain our senior leadership team, and help us continue to grow our business and improve our financial and operating performance, all of which are expected to facilitate the creation of shareholder value. In designing these performance-based awards, the Compensation Committee and Board of Directors was focused on (i) strengthening the long-term incentives for Drs. Forbes and Naylor and Mr. Giroux to achieve extraordinary Company performance and further align the interests of these executives with those of our shareholders; (ii) encouraging Drs. Forbes and Naylor and Mr. Giroux to continue in primary executive leadership positions with us, particularly in light of other opportunities they would likely have if they were to seek other employment, and provide them with incentives to keep them fully focused and engaged on the continued growth of our business for the long-term; (iii) ensuring that Drs. Forbes and Naylor and Mr. Giroux, co-founders of MeiraGTx, maintain beneficial ownership levels in the Company consistent with C-Suite executives who are co-founders and operating executives of comparable companies identified by TCS; and (iv) promoting achievement of our long-term strategic and financial objectives. Additionally, if one or more of the price thresholds outlined above are not achieved during the three-year term, then the corresponding portion of the awards generally would be forfeited.

Since the performance-based awards that have been approved for Drs. Forbes and Naylor and Mr. Giroux exceed the number of shares available for issuance under the 2018 Plan, they were granted subject to our shareholders approving the amendment and restatement of the 2018 Plan at the Special Meeting. Additionally, the grants to Drs. Forbes and Naylor and Mr. Giroux are only effective upon the effectiveness of a Registration Statement on Form S-8 covering such additional shares under the 2018 Plan, which we intend to file following the date of the Special Meeting.

Employee Pool

The additional pool of approximately 1.2 million ordinary shares, or approximately 2.5% of our issued and outstanding shares on the Record Date, is expected to be used primarily for grants of equity-based retention awards to our current employees (including some executive employees but excluding Drs. Forbes and Naylor and Mr. Giroux) most of whom hold underwater options as described above. The future awards from this pool are expected to consist of option and/or RSU awards with 50% of the award vesting on the second anniversary of the grant date and 25% of the award vesting on each of the third and fourth anniversaries of the grant date. Any option awards are expected to have a ten year maximum term and any RSU awards are expected to have a four year vesting schedule. Thus, the maximum potential dilution is expected to occur during the ten year period from the grant date, with no vesting expected to occur until the second anniversary of the grant date. The Board of Directors believes having the initial vesting and payout begin on the second anniversary of the grant date will promote greater retention of our employees. The Board of Directors also believes that future grants to our other employees from this pool of shares will help align employee interests with those of our shareholders and provide employees with a meaningful stake in the long-term performance and success of the Company. However, the amounts and terms of these additional awards are not yet known and will be determined by the Board of Directors or the Compensation Committee in its discretion only if and after approval of the amendment and restatement of the 2018 Plan by our shareholders is obtained.

For ease of reference, we refer below to the performance-based awards for Drs. Forbes and Naylor and Mr. Giroux that are subject to shareholder approval of the amendment and restatement of the 2018 Plan and the pool of approximately 1.2 million ordinary shares that is expected to be used for future grants of employee retention awards collectively as the “Conditional Awards.”

Additional Shares under the 2018 Plan

In consideration of the factors cited above, and our belief that the ability to continue granting equity compensation is vital to our attracting and retaining employees and facilitating long-term shareholder value creation, including by retaining and incentivizing our executives and other employees, we believe that the amendment and restatement of the 2018 Plan and the size of the share reserve under the 2018 Plan after giving effect to the amendment and restatement are reasonable, appropriate and in the best interests of the Company at this time.

If the shareholders do not approve the amendment and restatement of the 2018 Plan, the Conditional Awards for Drs. Forbes and Naylor and Mr. Giroux and the additional pool of approximately 1.2 million ordinary shares that has been approved in concept to be used for future employee retention awards, in each case, subject to shareholder approval of the amendment and restatement of the 2018 Plan, will not become effective, and the 2018 Plan will remain in effect in accordance with its present terms. However, in this case, we may need to consider alternative compensation structures for our executives and other employees to achieve the objectives for which the Conditional Awards and the 2018 Plan were designed.

Current Shares under the 2018 Plan

The total number of shares reserved for issuance under the 2018 Plan before giving effect to the amendment and restatement equals the sum of (i) 3,054,996 shares, (ii) any ordinary shares that as of the effective date of the 2018 Plan were subject to awards under the MeiraGTx Limited 2016 Equity Incentive Plan (the “2016 Plan”), which are forfeited or lapse unexercised and which are not issued under the 2016 Plan; and (iii) an annual increase on the first day of each calendar year beginning January 1, 2019 and ending on and including January 1, 2028, equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board of Directors. The annual increase in shares available under the 2018 Plan on each of January 1, 2019, 2020, 2021 and 2022 was 1,095,465, 1,470,421, 1,767,566  and 1,781,957 shares, respectively.

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2018 Plan as of November 30, 2022:

Shares subject to outstanding options (1)	5,766,097
Shares subject to outstanding RSUs (2)	2,182,500
Shares available for issuance pursuant to future awards	642,517

(1) As of November 30, 2022, options outstanding under the 2018 Plan had a weighted average per share exercise price of $15.91 and a weighted average remaining term of 7.5 years.

(2) As of November 30, 2022, the weighted average remaining vesting term for RSUs was 2.7 years.

If this Proposal No. 1 is approved, an additional 3,878,176 shares will become available for issuance under the 2018 Plan, which additional shares will be used to cover the expected employee retention awards to those employees other than Drs. Forbes and Naylor and Mr. Giroux, covering approximately 1.2 million ordinary shares, as well as the performance-based awards to Drs. Forbes and Naylor and Mr. Giroux. See “Amendment and Restatement of the 2018 Plan” above for additional information on the Conditional Awards.

Summary of the 2018 Plan

This section summarizes certain principal features of the 2018 Plan, as amended and restated subject to shareholder approval. The summary is qualified in its entirety by reference to the complete text of the amended and restated 2018 Plan, which is attached to this proxy statement as Exhibit A.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the 2018 Plan. As of November 30, 2022, approximately 366 employees, 8 non-employee directors and approximately 30 consultants were eligible to receive awards under the 2018 Plan. The 2018 Plan is administered by our Compensation Committee, although the Board of Directors may exercise any powers and responsibilities assigned to the Compensation Committee at any time. The Board of Directors may also delegate its duties and responsibilities to one or more other committees of our directors and/or officers, subject to the limitations imposed under the 2018 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The actual administrator of the 2018 Plan is referred to as the “plan administrator” in this Proposal No. 1. The plan administrator has the authority to take all actions and make all determinations under the 2018 Plan, to interpret the 2018 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2018 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2018 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2018 Plan.

Shares Available for Awards

If the amendment and restatement of the 2018 Plan is approved, the number of ordinary shares reserved for issuance under the 2018 Plan will be equal to the sum of (i) 6,933,172 shares and (ii) any ordinary shares that as of the effective date of the 2018 Plan were subject to awards under the 2016 Plan which are forfeited or lapse unexercised and which are not issued under the 2016 Plan. As of November 30, 2022, there were 1,170,355 shares subject to awards outstanding under the 2016 Plan. The number of shares available for issuance under the 2018 Plan will be increased on January 1 of each calendar year until and including 2028 by an amount equal to the lesser of (A) 4% of the ordinary shares outstanding on the final day of the immediately preceding calendar year and (B) a smaller number of shares determined by our Board of Directors. No more than 20,426,073 ordinary shares may be issued under the 2018 Plan upon the exercise of incentive stock options. Shares issued under the 2018 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the 2018 Plan or the 2016 Plan, expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2018 Plan.

Awards

The 2018 Plan provides for the grant of options, including incentive stock options, or ISOs, and nonqualified options, or NSOs, share appreciation rights, or SARs, restricted shares, dividend equivalents, RSUs, and other share or cash based awards. Certain awards under the 2018 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2018 Plan are set forth in award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

●	Options and SARs. Options provide for the purchase of our ordinary shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator determines the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders).

●	Restricted Shares and RSUs. A restricted share is an award of nontransferable ordinary shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver ordinary shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on ordinary shares prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted shares and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2018 Plan.
●	Other Share or Cash Based Awards. Other share or cash based awards are awards of cash, fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, our ordinary shares or other property. Other share or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other share or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2018 Plan may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Certain Transactions

In connection with certain corporate transactions and events affecting our ordinary shares, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2018 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2018 Plan and replacing or terminating awards under the 2018 Plan. In addition, in the event of certain non-reciprocal transactions with our shareholders, the plan administrator will make equitable adjustments to the 2018 Plan and outstanding awards as it deems appropriate to reflect the transaction.

Plan Amendment and Termination

Our Board of Directors may amend or terminate the 2018 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2018 Plan, may materially and adversely affect an award outstanding under the 2018 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2018 Plan will remain in effect until May 25, 2028, the tenth anniversary of the date the Board of Directors originally adopted the 2018 Plan, unless earlier terminated by the Board of Directors. No awards may be granted under the 2018 Plan after its termination.

No Repricings without Shareholder Approval

The plan administrator cannot, without the approval of our shareholders, amend any outstanding option or SAR to reduce its price per share.

Non-US Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are non-US nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such jurisdictions outside the United States. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2018 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2018 Plan, and exercise price obligations arising in connection with the exercise of options under the 2018 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, our ordinary shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Interests of Certain Persons in the Amendment and Restatement of the 2018 Plan

In considering the recommendation of the Board with respect to the approval of the amendment and restatement of the 2018 Plan, shareholders should be aware that, as discussed above, non-employee directors and executive officers are eligible to receive awards under the amended and restated 2018 Plan, including the Conditional Awards described above. The Board recognizes that approval of this proposal may benefit our non-employee directors and executive officers and their successors.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2018 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-Qualified Options. The grant of a non-qualified option under the 2018 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant or exercise of an ISO under the 2018 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant must recognize ordinary income.

Share Appreciation Rights. The grant of a share appreciation right under the 2018 Plan is not expected to result in any federal income tax consequences to either the participant or the Company. Generally, upon exercise of the share appreciation right, the fair market value of the shares received, determined on the date of exercise of the share appreciation right, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the participant realized as ordinary income.

Restricted Shares. A participant generally will not have taxable income on the grant of restricted shares under the 2018 Plan, nor will the Company then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on restricted shares lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted shares.

Restricted Share Units. A participant generally will not realize taxable income at the time of the grant of RSUs under the 2018 Plan, and the Company will not be entitled to a deduction at that time. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Share Awards. If a participant receives a share award under the 2018 Plan in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Dividend Equivalents. A participant generally will not realize taxable income at the time of the grant of dividend equivalents under the 2018 Plan, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some options, share appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified options and share appreciation rights if no deferral is provided beyond exercise, or restricted shares.

The awards made pursuant to the 2018 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A to the extent the awards granted under the 2018 Plan are not exempt from Section 409A. However, if the 2018 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

Limitations on the Company’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million.

Plan Benefits

Other than with respect to the Conditional Awards that have been approved for Drs. Forbes and Naylor and Mr. Giroux as described above under “Amendment and Restatement of the 2018 Plan – Certain Executive Awards”, which are subject to approval of the amendment and restatement of the 2018 Plan by our shareholders at the Special Meeting, and awards that will be made automatically under our non-employee director compensation program as described in the footnote to the New Plan Benefits Table below, the benefits or amounts that may be received or allocated to participants under the 2018 Plan are subject to the discretion of the Compensation Committee or the Board of Directors and are not currently determinable. However, as described above, the Compensation Committee and Board of Directors has approved in concept a pool of approximately 1.2 million ordinary shares that we anticipate will be used for future employee retention awards (including awards to executive employees but excluding Drs. Forbes and Naylor and Mr. Giroux) the amounts and terms of which are not yet known and that will be determined and approved by the Board of Directors or the Compensation Committee in its discretion if shareholders approve the amendment and restatement of the 2018 Plan.

The following table sets forth, with respect to the individuals and groups identified therein, the benefits and amounts that are currently determinable and that will be deemed granted with respect to the Conditional Awards if the amendment and restatement of the 2018 Plan is approved by the shareholders, and the Registration Statement on Form S-8 becomes effective, and the awards that will be made automatically under our non-employee director compensation program irrespective of whether the amendment and restatement of the 2018 Plan is approved by the shareholders. The table below does not include awards that we anticipate will be made from the pool of approximately 1.2 million ordinary shares that has been approved in concept by the Compensation Committee and is expected to be used for future retention award grants to our employees (including executive employees but excluding Drs. Forbes and Naylor and Mr. Giroux) because the amounts and terms of such awards are subject to the discretion of the Compensation Committee or the Board of Directors and have not yet been determined.

New Plan Benefits

MeiraGTx Holdings plc 2018 Incentive Award Plan

			Number of
	Dollar Value		Shares
Name and Position	($)		(#)
Named Executive Officers:
Alexandria Forbes, Ph.D., President and Chief Executive Officer	8,958,587	(1)	1,454,316
Richard Giroux, Chief Financial Officer and Chief Operating Officer	5,972,391	(1)	969,544
Robert K. Zeldin, M.D., Chief Medical Officer	—		—
All Current Executive Officers as a Group (5 persons)	16,424,075	(1)	2,666,246
All Current Non-Executive Directors as a Group (8 persons)	1,540,000	(2)	250,000
All Current Non-Executive Officer Employees as a group (361 persons)	—		—

(1)	Amounts shown represent the value of the Conditional Awards granted to Drs. Forbes and Naylor and Mr. Giroux, as applicable, based on the closing price of our ordinary shares on the Nasdaq Global Select Market of $6.16 on November 30, 2022. One-third of each award will vest, if at all, upon the later to occur of (i) the first date prior to the third anniversary of the effective date of grant that the average closing price of the Company’s ordinary shares on the Nasdaq Global Select Market for a period of 60 consecutive trading days ending prior to the third anniversary of the effective date of grant equals or exceeds each of $20, $30 and $40 per share and (ii) the second anniversary of the effective date of grant. To the extent a price threshold is not achieved prior to the third anniversary of an award’s effective date of grant, the corresponding portion of the award will generally be forfeited. The awards are subject to accelerated vesting upon a change of control.
(2)	The number of shares represents the annual option awards and RSUs for our non-executive directors to be granted under our non-employee director compensation program. If a non-employee director has served on our Board of Directors for at least six months as of the date of an annual meeting of shareholders, and will continue to serve as a non-employee director immediately following such meeting, each non-employee director will receive on the date of the annual meeting (i) in the case of a non-employee director serving as chairman of the Board, an option to purchase 20,000 ordinary shares and 20,000 restricted share units and (ii) in the case of all other non-employee directors, an option to purchase 15,000 ordinary shares and 15,000 restricted share units. In addition, each non-employee director is granted an option to purchase 50,000 ordinary shares upon the director’s initial election or appointment to our Board. In accordance with applicable SEC guidance, the dollar value represents the value of the annual RSUs based on the closing price of our ordinary shares on the Nasdaq Global Select Market of $6.16 on November 30, 2022. The Board of Directors may from time to time modify the non-employee director compensation program in accordance with its terms.

Additional Prior Award Information

The following table sets forth, with respect to the individuals and groups identified therein, the number of ordinary shares subject to options and RSUs that have been granted to such individuals and groups under the 2018 Plan through November 30, 2022:

		Shares Subject to
		Time-Based
	Shares Subject to	Restricted Share Units
	Options (Vested and	(Vested and Unvested)
Name and Position	Unvested) (1)	(1)
Named Executive Officers
Alexandria Forbes, Ph.D., President and Chief Executive Officer	195,000	565,000
Richard Giroux, Chief Financial Officer and Chief Operating Officer	145,000	460,000
Robert K. Zeldin, M.D., Chief Medical Officer	220,000	220,000
All Current Executive Officers as a Group (5 persons)	835,000	1,700,000
All Current Non-Executive Directors as a Group (8 persons)	670,000	220,000
Director Nominees	—	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All Non-Executive Officer Employees as a Group (258 persons)	3,842,206	445,000

(1)	Share numbers shown do not take into account shares subject to awards that have been exercised, vested, cancelled, forfeited or expired unexercised. The closing price per ordinary share on the Nasdaq Global Select Market on November 30, 2022 was $6.16.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of an amendment and restatement of the 2018 Plan.

PROPOSAL NO. 2 THE ADJOURNMENT PROPOSAL

Overview

In the event that the number of Ordinary Shares present in person, by remote communication or represented by proxy at the Special Meeting and voting “FOR” Proposal No. 1 are insufficient to approve the proposal, the Company may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of Proposal No. 1. In that event, the Company will ask its shareholders to vote only upon the Adjournment Proposal and not on the other proposal discussed in this Proxy Statement.

Consequence if the Adjournment Proposal is not Approved

If the Adjournment Proposal is not approved by our shareholders, our Board may not be able to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a simple majority of our ordinary shares present in person, by remote communication, or by proxy and voting at the Special Meeting. Abstentions and broker non-votes will have no effect on this proposal, assuming that a quorum is present. One or more shareholders holding at least one third of the paid up voting share capital of the Company present in person, or by remote communication, or by proxy and entitled to vote at the meeting shall form a quorum.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the Adjournment Proposal.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2021 Summary Compensation Table” below. In 2021, our “named executives officers” and their positions were as follows:

●	Alexandria Forbes, Ph.D., President and Chief Executive Officer;
●	Richard Giroux, Chief Financial Officer and Chief Operating Officer; and
●	Robert K. Zeldin, M.D., Chief Medical Officer.

We had another strong year operationally in 2021 as we continued to make significant progress in a number of key areas, including clinical, regulatory, manufacturing, research and overall business development. The executive team has continued to thoughtfully and efficiently build a fully integrated company with several valuable and unique sets of assets which include our therapeutic pipeline, leading manufacturing capabilities, clinical and quality infrastructure, extensive vector engineering capabilities and technology platforms led by our transformative riboswitch gene regulation technology. In particular, our 2021 performance was attributable to a number of factors, including:

●	Riboswitch Gene Regulation Platform: We presented data from our proprietary riboswitch gene regulation platform in December 2021 demonstrating regulation of multiple therapeutic genes in multiple tissues in vitro and in vivo, as well as in vivo models showing dose responsive physiological effects indicative of potential therapeutic activity. This transformative riboswitch technology platform has unprecedented dynamic range of greater than 5,000-fold and allows precise and specific control of gene expression levels via dose-response to orally delivered small molecules. We have developed a library of novel small molecules that tightly regulate aptamer driven cassettes with drug properties designed specifically for the regulation of different genes in different tissues. This technology is broadly applicable to the control of any gene in the context of any vector, including both gene editing and RNA editing.
●	Promoter Platforms: We also presented data on our multiple promoter engineering platforms in December 2021. We have created libraries of strong, small, tissue selective promoters-enhancer combinations using multiple engineering and screening strategies for design and selection of strong, constitutive, tissue specific promoter/enhancer elements while also driving potency and safety.
●	Positive Preliminary Data from the AQUAx Phase 1 Clinical Trial of AAV-hAQP1 for the Treatment of Grade 2/3 Radiation-Induced Xerostomia: In December 2021 we reported positive preliminary data from the Phase 1 AQUAx clinical trial, including:
●	Clinically meaningful improvements in xerostomia symptoms and disease burden in two validated Patient-Reported Outcome (PRO) measures were demonstrated.
●	6 of the 7 participants through 90-day assessments following treatment achieved clinically meaningful improvement in symptoms using the PROs
●	One participant with the maximum responses evaluable at 12 months has now reached 24 months and the same level of response/xerostomia symptom improvement was maintained.
●	AAV-hAQP1 appears safe and well-tolerated at each dose tested.

●	Based on the safety and efficacy profile of AAV-hAQP1 in the AQUAx Phase 1 study and regulatory precedent, we intend to initiate a randomized, double-blind, placebo-controlled Phase 2 study evaluating two active doses of AAV-hAQP1 by the end of 2022.
●	Launch of Pivotal Program in our Strategic Collaboration with Janssen: In January 2019, we entered into a strategic collaboration and licensing agreement with Janssen Pharmaceuticals, Inc. (“Janssen”), one of the Janssen Pharmaceuticals Companies of Johnson & Johnson, to develop and commercialize gene therapies for the treatment of inherited retinal diseases. In late 2021, we received regulatory approval to initiate the Phase 3 Lumeos clinical trial of botaretigene sparoparvovec (AAV-RPGR) for treatment of patients with X-linked retinitis pigmentosa. We also received a $30 million payment from Janssen for a clinical milestone in the Phase 3 Lumeos trial of botaretigene sparoparvovec.
●	Manufacturing and Process Development: We successfully manufactured cGMP material for six different clinical programs, including three for Janssen-partnered programs, highlighting the breadth and expertise of our manufacturing and quality infrastructure. We also completed the fit-out of our plasmid and DNA production facility in Shannon, Ireland, which will help us expedite our efforts to bring the entire manufacturing process and supply chain in-house to more rapidly and cost-effectively bring innovative and potentially curative treatments to patients.

Additionally, as shown below, our total shareholder return (stock price appreciation plus dividends), or TSR, for the one- and three-year periods ended December 31, 2021 exceeded that of our peers1 and the SPDR S&P Biotech ETF Index (XBI).

The Company believes these results were largely driven by our named executive officers. The Compensation Committee sought to reward these individuals for the Company’s achievements during 2021 and its compensation decisions for 2021 reflect the Committee’s desire to recognize the achievement of goals intended to increase shareholder value, while enhancing the retention of key executives who drive this performance.

1

For purposes of this comparison, our peers consist of the following 21 in vivo gene therapy companies: Abeona Therapeutics Inc., Adverum Biotechnologies, Inc., Akouos, Inc., Applied Genetics Technologies Corporation, Decibel Therapeutics, Inc., 4D Molecular Therapeutics Inc., Freeline Therapeutics Holdings plc, GenSight Biologics S.A., Homology Medicines, Inc., Krystal Biotech, Inc., Passage Bio, Inc., REGENXBIO Inc., Renovacor, Inc., Rocket Pharmaceuticals, Inc., Sensorion, Sio Gene Therapies, Inc., Solid Biosciences Inc., Taysha Gene Therapies, Inc., Tenaya Therapeutics, Inc., uniQure N.V. and Voyager Therapeutics, Inc.

2021 Summary Compensation Table

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)
Alexandria Forbes, Ph.D.	2021	580,000	2,450,000	1,971,600	788,450	17,400	5,807,450
President and Chief Executive Officer	2020	602,308	1,860,000	3,958,000	—	1,836,631	8,256,939
Richard Giroux	2021	495,000	1,880,000	1,643,000	485,200	17,400	4,520,600
Chief Financial Officer and Chief Operating Officer	2020	514,038	1,440,000	3,045,000	—	1,836,631	6,835,669
Robert K. Zeldin, M.D.	2021	480,000	600,000	2,464,500	485,200	17,400	4,047,100
Chief Medical Officer

(1)	For Dr. Forbes and Mr. Giroux, amounts for 2021 reflect guaranteed and discretionary bonuses paid for performance in 2021. For Dr. Zeldin, amount for 2021 reflects a discretionary bonus paid for performance in 2021.
(2)	Amounts reflect the aggregate grant-date fair value of option awards and restricted share unit awards granted during the specified year and calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the valuation methodology and assumptions used to calculate the value of these awards made to executive officers in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022.
(3)	Amounts shown represent employer contributions to our 401(k) plan for Drs. Forbes and Zeldin and Mr. Giroux.

Narrative to Summary Compensation Table

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Pursuant to the terms of their employment agreements, the base salaries of Dr. Forbes and Mr. Giroux were initially set at $390,000 and $320,000, respectively, and were increased to $450,000 and $400,000, respectively, in April 2016, in connection with our attaining a fundraising milestone. The base salaries of Dr. Forbes and Mr. Giroux were subsequently increased to $580,000 and $495,000, respectively, in connection with our attaining a second fundraising milestone in March 2018. No further increases have been made to the annual base salaries of Dr. Forbes and Mr. Giroux since March 2018.

Dr. Zeldin’s annual base salary of $480,000 was set pursuant to the terms of his offer letter entered into in 2020.

Bonuses

Dr. Forbes and Mr. Giroux are entitled to guaranteed annual cash bonus payments and may receive performance-based bonuses pursuant to the terms of their employment agreements, as described in more detail below under “Executive Compensation Arrangements—Dr. Forbes and Mr. Giroux.” In December 2021, the Compensation Committee assessed Company performance during 2021 based on our achievement of a number of clinical, regulatory and corporate milestones during the year as described above and determined that the guaranteed and performance based bonus amounts payable to Dr. Forbes and Mr. Giroux for 2021 would be $2,450,000 and $1,880,000, respectively.

Dr. Zeldin has the opportunity to earn an annual discretionary bonus targeted at 50% of his annual base salary. In December 2021 the compensation committee determined to pay Dr. Zeldin a bonus for 2021 performance of $600,000 based on an assessment of the Company’s achievement of the performance milestones described above.

Equity Compensation

Pursuant to our 2018 Plan, we may grant cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

The SEC’s compensation disclosure rules currently require disclosure of the grant date value of equity awards granted during the last year (2021 in this case). Accordingly, the 2021 Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End Table show the equity awards granted during the 2021 calendar year in respect of 2020 performance (instead of the equity awards for 2021 performance granted in January 2022). In light of the SEC’s current compensation disclosure rules, we have provided the following supplemental table which sets forth the restricted share unit awards granted to Drs. Forbes and Zeldin and Mr. Giroux, and the option award granted to Dr. Zeldin, by the Compensation Committee in January 2022 for 2021 performance. For the restricted share unit awards, 50% of the award vests on the second anniversary of the grant date and 25% of the award vests on each of the third and fourth anniversaries of the grant date. For the option awards, 25% of the shares subject to the option vest on the first anniversary of the grant date and the remainder of the shares subject to the option vest in 36 substantially equal monthly installments thereafter.

		FASB Grant Date		FASB Grant Date
		Fair Value of		Fair Value of
	Restricted Share	Restricted Share		Option Awards
Named Executive Officer	Unit Awards (#)	Unit Awards ($)(1)	Option Awards (#)	($)(1)
Alexandria Forbes, Ph.D.	250,000	5,382,500	—	—
Richard Giroux	210,000	4,521,300	—	—
Robert K. Zeldin, M.D.	70,000	1,507,100	30,000	446,700

(1)	The amounts shown represent the aggregate grant date fair value of the restricted share unit and option awards as determined pursuant to FASB ASC Topic 718, which amounts will be included in next year’s Summary Compensation Table pursuant to the SEC’s current compensation disclosure rules.

For 2021 performance, the Compensation Committee elected to continue granting restricted share unit awards with the initial vesting and payout beginning on the second anniversary of the grant date to provide long-term motivation for our executives to create shareholder value and to promote greater retention of our executives. The Committee also awarded options for 2021 performance to Dr. Zeldin to provide strong performance incentives aligned with shareholder interests since the option awards will only have value if the Company’s share price increases.

Pursuant to their employment agreements, Dr. Forbes and Mr. Giroux are entitled to annual grants of restricted ordinary shares. The number of restricted shares subject to each such award is determined by the Compensation Committee, with input from our Chief Executive Officer with respect to the grant to Mr. Giroux. For 2021, the Compensation Committee, with input from the Chief Executive Officer with respect to Mr. Giroux, determined not to make any such grants.

Other Elements of Compensation

Retirement Plans

Our named executive officers are eligible to participate in our 401(k) plan in the United States on the same terms as other full-time employees. We match 100% of employee contributions to our 401(k) plan, up to 6% of eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, subject to the same terms and eligibility requirements.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of ordinary shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

			Option Awards			Stock Awards
		Number of	Number of
		Securities	Securities			Number of	Market Value
		Underlying	Underlying			Shares or	of Shares or
		Unexercised	Unexercised	Option	Option	Units of Stock	Units of Stock
		Options (#)	Options (#)	Exercise	Expiration	That Have Not	That Have Not
Name	Grant Date	Exercisable	Unexercisable(1)	Price($)	Date	Vested (#)(2)	Vested ($)(3)
Alexandria Forbes, Ph.D.	3/4/2016	60,551	—	7.73	3/4/2026	—	—
	9/20/2017	83,741	—	2.64	9/20/2027	—	—
	1/10/2018	100,919	2,147	5.63	1/10/2028	—	—
	12/29/2018	97,500	32,500	9.64	12/28/2028	—	—
	1/10/2020	—	—	—	—	195,000	4,629,300
	1/14/2021	—	65,000	16.43	1/14/2031	120,000	2,848,800
Richard Giroux	3/4/2016	48,956	—	7.73	3/4/2026	—	—
	9/20/2017	77,299	—	2.64	9/20/2027	—	—
	1/10/2018	94,611	2,013	5.63	1/10/2028	—	—
	12/29/2018	78,750	26,250	9.64	12/28/2028	—	—
	1/10/2020	—	—	—	—	150,000	3,561,000
	1/14/2021	—	40,000	16.43	1/14/2031	100,000	2,374,000
Robert K. Zeldin, M.D.	8/3/2020	50,000	100,000	13.24	8/3/2030	—	—
	1/14/2021	—	40,000	16.43	1/14/2031	150,000	3,561,000

(1)	The options vest as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date. The awards are subject to accelerated vesting upon a qualifying termination of employment as described in more detail below under “Executive Compensation Arrangements—Dr. Forbes and Mr. Giroux” with respect to Dr. Forbes and Mr. Giroux, and under “Potential Payments Upon a Termination or a Change in Control” with respect to Dr. Zeldin.
(2)	The restricted share unit awards vest as to 50% of the award on the second anniversary of the grant date, with 25% of the award vesting on each of the third and fourth anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date. The awards are subject to accelerated vesting upon a qualifying termination of employment as described in more detail below under “Executive Compensation Arrangements—Dr. Forbes and Mr. Giroux” with respect to Dr. Forbes and Mr. Giroux, and under “Potential Payments Upon a Termination or a Change in Control” with respect to Dr. Zeldin.
(3)	The market value was determined using a per share value of the Company’s ordinary shares of $23.74 (which was the closing price per share on December 31, 2021, the last trading day of the year).

Executive Compensation Arrangements

We have entered into employment agreements with Dr. Forbes and Mr. Giroux. Certain key terms of these agreements are described below.

Dr. Forbes and Mr. Giroux

We entered into employment agreements with Dr. Forbes and Mr. Giroux in February 2016. The agreements have an initial term of three years and automatically renew for successive one-year periods unless notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then-current term.

Pursuant to the employment agreements, Dr. Forbes and Mr. Giroux are entitled to annual base salaries in the amounts described above under “Base Salaries,” annual cash bonuses equal to 100% of their respective base salaries, referred to as the guaranteed bonus, and the opportunity to earn annual performance-based bonuses targeted at 60% of base salary for Dr. Forbes and 50% of base salary for Mr. Giroux, referred to as the performance bonus.

In the event we complete a strategic collaboration resulting in upfront payments to us, each of Dr. Forbes and Mr. Giroux is entitled to a cash bonus in an amount determined by the Compensation Committee and, with respect to Mr. Giroux, the Chief Executive Officer, provided that such bonus will not be less than 1% of the upfront payments received by us in such collaboration. There is no limit on the number of bonuses the executives may receive per year pursuant to this arrangement.

In the event either of Dr. Forbes’s or Mr. Giroux’s employment is terminated due to death or disability, or Dr. Forbes or Mr. Giroux resigns employment without good reason, which includes the executive’s election not to renew the term of the employment agreement, the executive (or the executive’s estate or beneficiary) is entitled to receive the executive’s base salary, guaranteed bonus, and performance bonus as if the executive’s employment had continued for an additional 12-month period.

In the event either of Dr. Forbes or Mr. Giroux is terminated by us for any reason other than cause, including due to a change in control, the Company elects not to renew the term of the employment agreement, or Dr. Forbes or Mr. Giroux resigns for good reason, the executive is entitled to (i) three months’ notice of termination or pay in lieu of notice, (ii) receive the executive’s base salary, guaranteed bonus, and performance bonus as if the executive’s employment had continued for an additional 24-month period (including a pro-rated guaranteed bonus and performance bonus for any stub periods), (iii) employee benefits and post-employment employee benefits and conversion rights in accordance with the terms and conditions of the plans, policies, programs, or perquisites in which the executive participates for a period of 24-months following the end of the then-current term, (iv) incentive and deferred compensation incentive rights in accordance with the terms and conditions of the incentive and deferred compensation plans in which the executive participates; provided, however, that the executive shall be deemed fully vested in any incentive and deferred compensation awards under such plans upon a termination, (v) accelerated vesting of any unvested restricted shares and equity incentive awards, (vi) to the extent not yet granted, be granted fully vested ordinary shares for any awards to which the executive may at the time be entitled as if all conditions applicable to such award were met, and (vii) be paid, within 30 days of termination, a cash termination fee equivalent to 1.50% for Dr. Forbes, or 1% for Mr. Giroux, of the average “market value” of our shares during the 90-trading day period prior to the termination plus payment of any taxes owed by the executive as a result of such termination fee. For purposes of the employment agreements, “market value” means the number obtained by multiplying (x) the aggregate number of shares of our voting and non-voting common equity (including shares held by employees and affiliates) by (y) the average of the last closing prices of our common equity in the principal market for such common equity, as adjusted on a pro-rata basis for any mechanical adjustments in our equity resulting from forward or reverse share splits.

For purposes of the employment agreements, “cause” means the executive’s (i) conviction of a felony involving moral turpitude, (ii) embezzlement, or (iii) intentional and willful misconduct that may subject us to criminal liability, which misconduct is not cured within 30 days after written notice to the executive of such conduct, if curable.

For purposes of the employment agreements, “good reason” means (i) any material diminution of the executive’s title, duties, work responsibilities, authority, or status, or the assignment of duties that would typically be performed by someone in the executive’s position to an individual other than the executive, (ii) a material negative change in the executive’s reporting structure, (iii) a change in control, (iv) a reduction in the executive’s then current base salary, (v) a change in the executive’s principal place of employment to a location more than 15 miles from Manhattan, New York, (vi) our breach of the employment agreement that is not cured within 30 days after receiving notice of such breach, (vii) our insistence that the executive perform or condone any illegal conduct, or (viii) a hostile or abusive work environment or harassment.

Potential Payments Upon a Termination or a Change in Control

As described above in the section titled “Executive Compensation Arrangements—Dr. Forbes and Mr. Giroux,” Dr. Forbes and Mr. Giroux may become entitled to certain payments and benefits in connection with their termination or a change in control of our Company.

The Company has entered into a change in control agreement with Dr. Zeldin. The change in control agreement provides for the payment of benefits if Dr. Zeldin’s employment is terminated within twelve months following a Change in Control (defined below), either by the Company not for Cause (defined below) (and not due to Dr. Zeldin’s death or disability) or by Dr. Zeldin for Good Reason (as defined below). In addition, if Dr. Zeldin’s employment is terminated by the Company other than for Cause within two weeks prior to the date of a Change in Control and it is reasonably demonstrated that the termination arose in connection with, or in anticipation of, the Change in Control, the benefits set forth below will be paid to Dr. Zeldin.

The benefits payable are (i) base salary through the date of executive’s termination and any other amounts or benefits, if any, under the Company’s employee benefit plans, programs or arrangements to which executive may be entitled pursuant to the terms of such plans, programs or arrangements or applicable law, (ii) any unpaid annual bonus earned by executive for the year prior to the year in which the qualifying termination occurs, and (iii) one (1) times the sum of the executive’s annual base salary and target bonus amount based, in each case, on the rate in effect prior to any decrease that would give the executive the right to resign for Good Reason.

Additionally, all of executive’s unvested equity or equity-based awards under any of the Company’s equity compensation plans that vest solely based upon executive’s continued employment or service shall immediately become 100% vested on the later of the date of executive’s qualifying termination and the Change in Control (with any such awards that vest in whole or in part based upon the attainment of performance vesting conditions being governed by the terms of the applicable award agreement) and, to the extent necessary, any unvested equity awards will remain outstanding and eligible to vest following executive’s qualifying termination if a Change in Control occurs within two (2) weeks following executive’s qualifying termination.

For purposes of the change in control agreement, “Change in Control” means and includes each of the following: (i) a transaction or series of transactions (other than an offering of our ordinary shares to the general public through a registration statement filed with the SEC or a transaction or series of transactions that meets the requirements of clauses (A) and (B) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation by the Company of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

For purposes of the change in control agreement, “Cause” means any of the following: (i) executive’s commission of an act of fraud, embezzlement or theft against the Company or its affiliates; (ii) executive’s conviction of, or plea of no contest to, a felony or crime involving moral turpitude; (iii) executive’s refusal to perform material duties as an employee of the Company, which to the extent curable, remains uncured for 30 days following executive’s receipt of written notice thereof; (iv) executive’s material breach of any material policy of the Company or any of its affiliates that is applicable to executive or of any material agreement with the Company or any of its affiliates, including any confidentiality and restrictive covenant agreements, which to the extent curable, remains uncured for 30 days following executive’s receipt of written notice thereof; (v) executive’s gross negligence, willful misconduct or any other act of willful disregard for the Company’s or any of its affiliates’ best interests; or (vi) executive’s refusal to cooperate with a governmental or internal investigation of the Company or any of its affiliates, or its or their directors, officers or employees.

For purposes of the change in control agreement, “Good Reason” means the occurrence of any of the following events or conditions without executive’s written consent: (i) a decrease of more than 25% in executive’s base salary; (ii) a decrease of more than 25% in executive’s target bonus amount; (iii) a material diminution in executive’s authority, duties or responsibilities as an executive and/or officer of the Company or the assignment of duties to executive inconsistent with those of an executive and/or officer of the Company, other than as a result of a Change in Control immediately after which executive holds a position with the Company or its successor (or any other entity that owns substantially all of the Company’s business after such sale) that is substantially equivalent with respect to the Company’s business as executive held immediately prior to such Change in Control; (iv) a change in the geographic location of executive’s principal place of employment to any location that is more than 30 miles from the principal place of executive’s employment immediately prior to such change; or (v) the Company’s material breach of a material agreement with executive, including the Company’s failure to obtain an agreement from any successor to all or substantially all of the business or assets of the Company to assume the change in control agreement.

The Company has also entered into a letter agreement with Dr. Zeldin for the payment of benefits if Dr. Zeldin’s employment is terminated by Dr. Zeldin for Good Reason or by the Company other than for Cause, death or disability on or after the date on which neither Dr. Forbes nor Mr. Giroux is serving as the Company’s Chief Executive Officer, Chief Financial Officer or Chief Operating Officer, and such qualifying termination occurs prior to the occurrence of a Change in Control. The benefits payable are (i) thirty days’ notice of termination or pay in lieu of notice, (ii) base salary through the date of executive’s termination and any other amounts or benefits, if any, under the Company’s employee benefit plans, programs or arrangements to which executive may be entitled pursuant to the terms of such plans, programs or arrangements or applicable law, (iii) any unpaid annual bonus earned by executive for the year prior to the year in which the qualifying termination occurs, and (iv) one (1) times the executive’s annual base salary based on the rate in effect prior to any decrease that would give the executive the right to resign for Good Reason. For purposes of the letter agreement, “Cause” and “Good Reason” have the same meanings given such terms in Dr. Zeldin’s change in control agreement, as described above.

DIRECTOR COMPENSATION

Overview

In June 2021 our Board of Directors, based on the recommendation of the Compensation Committee after consultation with TCS, approved certain changes to the annual equity awards under our non-employee director compensation program. Under our non-employee director compensation program, each non-employee director was eligible to receive the following amounts for their services on our Board of Directors during 2021:

●	an option to purchase 50,000 ordinary shares upon the non-employee director’s initial election or appointment to our Board of Directors;
●	if the non-employee director has served on our Board of Directors for at least six months as of the date of an annual meeting of shareholders, and will continue to serve as a non-employee director immediately following such meeting, each non-employee director will receive on the date of the annual meeting (i) in the case of a non-employee director serving as chairman of the Board, an option to purchase 20,000 ordinary shares and 20,000 restricted share units and (ii) in the case of all other non-employee directors, an option to purchase 15,000 ordinary shares and 15,000 restricted share units;
●	an annual non-employee director fee of $66,000; and
●	if the non-employee director serves on a Committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:
●	chairman of the Board or lead independent director, $30,000;
●	chairman of the Audit Committee, $15,000;
●	Audit Committee member other than the chairman, $5,000;
●	chairman of the Compensation Committee, $10,000;
●	Compensation Committee member other than the chairman, $5,000;
●	chairman of the Nominating and Corporate Governance Committee, $10,000;
●	Nominating and Corporate Governance Committee member other than the chairman, $5,000;
●	Chairman of the Science and Technology Committee, $10,000; and
●	Science and Technology Committee member other than the chairman, $5,000.

Options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our ordinary shares on the date of grant and expire not later than ten years after the date of grant. The options granted upon a director’s initial election or appointment vest in thirty-six (36) substantially equal monthly installments following the date of grant. The options and restricted share units granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested options and restricted share units vest in full upon the occurrence of a change in control. The restricted share units granted in June 2021 will be settled on or within 30 days after the date the director ceases to serve on the Board, or, if earlier, upon the occurrence of a change in control. For restricted share units granted in future years, the directors will be able to elect whether to defer the settlement of these awards under the Deferred Compensation Plan for Non-Employee Directors, which was adopted by the Board in December 2021. See the section entitled “Deferred Compensation Plan for Non-Employee Directors” below for additional information.

2021 Director Compensation Table

The following table sets forth the total director compensation in 2021. Dr. Yu joined the Board on April 25, 2022.

	Fees
	Earned or	Stock	Option
	Paid in	Awards	Awards
Name	Cash ($)	($)(1)	($)(1)	Total ($)
Keith R. Harris, Ph.D.	126,000	297,600	212,800	636,400
Ellen Hukkelhoven, Ph.D.(2)	—	223,200	159,600	382,800
Martin Indyk, Ph.D.	71,000	223,200	159,600	453,800
Arnold J. Levine, Ph.D.	81,000	223,200	159,600	463,800
Joel S. Marcus	81,000	223,200	159,600	463,800
Lord Mendoza	81,000	223,200	159,600	463,800
Nicole Seligman	76,000	223,200	159,600	458,800
Thomas E. Shenk, Ph.D.	76,000	223,200	159,600	458,800

(1)	Amounts reflect the full grant-date fair value of option awards and restricted share units granted during 2021 computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the valuation methodology and assumptions used to calculate the value of these awards made to non-employee directors in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022.
(2)	Dr. Hukkelhoven waived the cash compensation payable to her for services on the Board during 2021. Dr. Hukkelhoven is a Managing Director of Perceptive Advisors, which has the right to receive the director compensation provided in respect of Dr. Hukkelhoven’s board service through a partial management fee offset.

The table below shows the aggregate number of option awards (exercisable and unexercisable) and restricted share units held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.

		Restricted
	Options	Share Units
	Outstanding	Outstanding
Name	(#)	(#)
Keith R. Harris, Ph.D.	106,071	20,000
Ellen Hukkelhoven, Ph.D.(1)	80,459	15,000
Martin Indyk, Ph.D.	90,000	15,000
Arnold J. Levine, Ph.D.	86,900	15,000
Joel S. Marcus, J.D.	65,000	15,000
Lord Mendoza	93,341	15,000
Nicole Seligman	90,000	15,000
Thomas E. Shenk, Ph.D.	107,513	15,000

(1)	Amounts shown for options outstanding represent (i) 15,459 options granted to Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”), and (ii) 65,000 options granted to Dr. Hukkelhoven, in each case, in respect of Dr. Hukkelhoven’s service as a non-employee director.

Deferred Compensation Plan for Non-Employee Directors

In December 2021, we adopted the Deferred Compensation Plan for Non-Employee Directors, or the Deferred Compensation Plan, which permits our non-employee directors to defer payment of all or a portion of the restricted share units granted to them for their service as a director. A participant’s election to defer receipt of these awards must generally be made prior to the year to which the award relates (or, for a newly nominated director, within 30 days following the date of the commencement of the director’s service as a director). Deferred awards are credited to an account in an equal amount of deferred share units with dividend equivalent rights. Dividend equivalent rights entitle a participant, as of a dividend payment date, to have credited to the participant’s deferred compensation account a number of additional deferred share units equal to the amount of any ordinary cash dividend paid by the Company on the number of ordinary shares equivalent to the number of deferred share units in the participant’s deferred compensation account as of the record date for the dividend, divided by the fair market value of one ordinary share on the dividend payment date. Deferred share units (including any additional deferred share units resulting from dividend equivalent rights) are subject to the same vesting or other forfeiture conditions that would have otherwise applied to the deferred awards. With respect to each deferred share unit granted under the Deferred Compensation Plan, we will issue to the participant one ordinary share (or, at the election of the Compensation Committee, an equivalent cash amount based on the fair market value of an ordinary share on the date immediately preceding the payment date) on the first to occur of (i) within 90 days following the participant’s separation from service (within the meaning of Section 409A of the Internal Revenue Code), (ii) immediately prior to, on, or within 30 days following a change in control or (iii) upon the participant’s death. If the participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, the payment will instead be made on the later to occur of the scheduled distribution date and the first day of the seventh month following the date of the participant’s separation from service or, if earlier, the date of the participant’s death.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021, regarding our ordinary shares that may be issued under the 2016 Plan, the 2018 Plan and the MeiraGTx Holdings plc 2018 Employee Stock Purchase Plan (the “2018 ESPP”).

		Weighted-Average	Number of Securities
	Number of Securities	Exercise Price of	Available for Future
	to be Issued Upon	Outstanding	Issuance Under Equity
	Exercise of	Options,	Compensation Plans
	Outstanding Options,	Warrants, and	(excludes securities
	Warrants, and Rights	Rights	reflected in column(a))
Plan category:	(a)	(b)	(c)
Equity compensation plans approved by shareholders
2016 Plan(1)	1,184,459	$5.26	—
2018 Plan (2)(3)	6,155,231	$15.13	1,195,477
2018 ESPP (4)	—	—	1,592,528
Equity compensation plans not approved by shareholders	—	—	—
Total	7,339,690	$13.16	2,788,005

(1)	In connection with our IPO, we assumed the 2016 Plan. As the 2016 Plan was previously approved by our shareholders and, as we will not make future grants or awards under these plans, it is listed as “approved by shareholders.” As such, the securities remaining available under the 2016 Plan have been excluded from the table above.
(2)	Pursuant to the terms of the 2018 Plan, the number of ordinary shares available for issuance under the 2018 Plan automatically increases on each January 1, until and including January 1, 2028, by an amount equal to the lesser of: (a) 4% of the aggregate number of ordinary shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of ordinary shares as is determined by our Board of Directors.
(3)	The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of outstanding restricted share units which have no exercise price. At December 31, 2021 there were a total of 1,415,000 shares subject to restricted share units included in the Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.
(4)	Pursuant to the terms of the 2018 ESPP, the number of ordinary shares available for issuance under the 2018 ESPP automatically increases on each January 1, until and including January 1, 2028, by an amount equal to the lesser of: (a) 1% of the aggregate number of ordinary shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of ordinary shares as is determined by our board of directors, subject to the limit set forth in the 2018 ESPP.

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of November 30, 2022, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;
●	each of our directors;
●	each of our named executive officers for 2021; and
●	all current directors and current executive officers as a group.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 48,477,209 of our ordinary shares outstanding as of November 30, 2022. Ordinary shares that a person has the right to acquire within 60 days of November 30, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o MeiraGTx Holdings plc, 450 East 29th Street, 14th Floor, New York, New York 10016.

	Shares Beneficially
	Owned
Name of Beneficial Owner	Number	Percentage
Holders of Greater Than 5%
Perceptive Advisors, LLC(1)	7,028,736	14.5%
Johnson & Johnson Innovation-JJDC, Inc.(2)	6,641,064	13.7%
Entities affiliated with Orbimed(3)	3,727,466	7.7%
Adage Capital Partners, L.P.(4)	2,863,054	5.9%
Named Executive Officers and Directors
Alexandria Forbes, Ph.D.(5)	1,775,835	3.6%
Keith R. Harris, Ph.D.(6)	126,071	*
Ellen Hukkelhoven, Ph.D.(7)	80,000	*
Martin Indyk, Ph.D.(8)	105,000	*
Arnold J. Levine, Ph.D.(9)	101,900	*
Lord Mendoza(10)	121,224	*
Nicole Seligman(11)	110,000	*
Thomas E. Shenk, Ph.D.(12)	279,989	*
Debra Yu, M.D.(13)	12,500	*
Richard Giroux(14)	1,264,792	2.6%
Robert K. Zeldin, M.D.(15)	196,042	*
All executive officers and directors as a group (13 persons)(16)	5,045,101	9.9%

*	Less than 1%.

(1)	Based on a Schedule 13D/A, filed with the SEC on November 24, 2020 and information known to the Company, each of Perceptive Advisors, Joseph Edelman (“Mr. Edelman”) and Perceptive Master Fund has shared voting and dispositive power over 6,933,277 of our ordinary shares and options to purchase 15,459 ordinary shares that are currently exercisable. Perceptive Advisors and Joseph Edelman also have shared voting and dispositive power over (i) options to purchase 65,000 ordinary shares that are currently exercisable and (ii) 15,000 deferred share units that, in each case, Perceptive Advisors has a right to pursuant to a management fee offset. The amount reported in the table above excludes the ordinary shares Perceptive Credit Holdings III, LP, an affiliate of Perceptive Advisors, is entitled to acquire under warrants issued on August 2, 2022. Perceptive Advisors serves as the investment advisor to the Perceptive Master Fund, and Mr. Edelman is the managing member of Perceptive Advisors. The address of each of the foregoing named reporting persons is c/o Perceptive Advisors, LLC, 51 Astor Place, 10th Floor, New York, New York 10003. Ellen Hukkelhoven, Ph.D., one of our directors, is a Managing Director at Perceptive Advisors.
(2)	Based solely on a Schedule 13G/A filed on November 14, 2022, each of Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”) and Johnson & Johnson (“J&J”) has shared voting and dispositive power over 6,641,064 of our ordinary shares. JJDC is a wholly-owned subsidiary of J&J. The address for JJDC is 410 George Street, New Brunswick, NJ 08901, and the address for J&J is One Johnson & Johnson Plaza, New Brunswick, NJ 08933.
(3)	Based solely on a Schedule 13G/A filed on February 11, 2022, Orbimed Capital LLC (“Orbimed Capital”) has sole voting and dispositive power over 3,593,966 of our ordinary shares and Orbimed Advisors LLC (“Orbimed Advisors”) has shared voting and dispositive power over 133,500 of our ordinary shares. Orbimed Capital and Orbimed Advisors are investment advisors in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Orbimed Capital and Orbimed Advisors exercise investment and voting power over the shares they own through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the ordinary shares. The address for each of Orbimed Capital and Orbimed Advisors is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(4)	Based solely on a Schedule 13G/A filed on February 10, 2022, each of Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), Adage Capital Advisors, L.L.C. (“ACA”), Robert Atchinson and Phillip Gross has shared voting and dispositive power over 2,863,054 of our ordinary shares. ACP has the power to dispose of and the power to vote the ordinary shares beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the ordinary shares beneficially owned by ACP. The address for each of the foregoing named reporting persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(5)	Includes for Dr. Forbes: (i) 409,858 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022; (ii) 108,750 restricted share units that are scheduled to vest within 60 days of November 30, 2022 and (iii) 27,024 ordinary shares held by a grantor retained annuity trust for which Dr. Forbes is the trustee.
(6)	Includes for Dr. Harris: (i) 106,071 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022 and (ii) 20,000 deferred share units that are settleable when Dr. Harris ceases to be a director.
(7)	Includes for Dr. Hukkelhoven: (i) 65,000 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022 and (ii) 15,000 deferred share units that are settleable when Dr. Hukkelhoven ceases to be a director.
(8)	Includes for Ambassador Indyk: (i) 90,000 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022 and (ii) 15,000 deferred share units that are settleable when Ambassador Indyk ceases to be a director.
(9)	Includes for Dr. Levine: (i) 86,900 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022 and (ii) 15,000 deferred share units that are settleable when Dr. Levine ceases to be a director.
(10)	Includes for Lord Mendoza: (i) 93,341 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022 and (ii) 15,000 deferred share units that are settleable when Lord Mendoza ceases to be a director.
(11)	Includes for Ms. Seligman: (i) 90,000 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022 and (ii) 15,000 deferred share units that are settleable when Ms. Seligman ceases to be a director.
(12)	Includes for Dr. Shenk: (i) 107,513 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022; (ii) 15,000 deferred share units that are settleable when Dr. Shenk ceases to be a director; and (iii) 157,476 ordinary shares held by Double Epiphany, LLC. The managing members of Double Epiphany, LLC are Thomas E. Shenk and Lillian W. Chiang, who have full voting and investment power with respect to the shares held by Double Epiphany, LLC.

(13)	Includes for Dr. Yu 12,500 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022.
(14)	Includes for Mr. Giroux: (i) 347,879 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022; (ii) 87,500 restricted share units that are scheduled to vest within 60 days of November 30, 2022; (iii) 11,122 ordinary shares held by a grantor retained annuity trust for which Mr. Giroux is the trustee; (iv) 73,878 ordinary shares owned by Aigle Healthcare Partners III LLC; and (v) 5,152 ordinary shares owned by Mr. Giroux’s spouse.
(15)	Includes for Dr. Zeldin: (i) 116,042 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022 and (ii) 75,000 restricted share units that are scheduled to vest within 60 days of November 30, 2022.
(16)	Includes for all executive officers and directors as a group: (i) 1,853,935 ordinary shares underlying outstanding options that are or will be exercisable within 60 days of November 30, 2022; (ii) 368,750 restricted share units that are scheduled to vest within 60 days of November 30, 2022; (iii) 110,000 deferred share units; (iv) 231,354 ordinary shares held by limited liability companies; and (v) 43,298 ordinary shares held in the name of, or in trust for, certain executive officers, directors or their family members.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting  pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 450 East 29th Street, 14th Floor, New York, New York 10016, in writing not later than January 2, 2023.

Under our Articles all business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Board or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting. In addition, no business may be transacted at any general meeting other than business that is either specified in the notice of the meeting given by or at the direction of the Board (including on the requisition of shareholders in accordance with the Articles) or otherwise properly brought before an annual general meeting by or at the direction of the Board. A general meeting may be called by the Board of Directors or any other person authorized to do so in our Articles. Under our Articles, general meetings shall also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at general meetings of the Company and to exercise at least a majority of the voting power permitted to be exercised at any such meeting, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by such shareholders and, if the Board does not convene such meeting for a date not later than 45 days after the date of such deposit, such shareholders themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Board.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement  by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Your vote is important. Please promptly vote your shares by, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

Annex A

MEIRAGTX HOLDINGS PLC 2018 INCENTIVE AWARD PLAN (AS AMENDED AND RESTATED)

ARTICLE 1

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE 2

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE 3

ADMINISTRATION AND DELEGATION

3.1Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE 4

SHARES AVAILABLE FOR AWARDS

4.1Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Plan’s original effective date under Section 10.3, the Company ceased granting awards under the Prior Plans; however, Prior Plan Awards remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

4.3Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 20,426,073 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

ARTICLE 5

OPTIONS AND SHARE APPRECIATION RIGHTS

5.1General. The Administrator may grant Options or Share Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Share Appreciation Right, the exercise price of each Option and Share Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Share Appreciation Right. A Share Appreciation Right will entitle the Participant (or other person entitled to exercise the Share Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Share Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2Exercise Price. The Administrator will establish each Option’s and Share Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Share Appreciation Right.

5.3Duration. Each Option or Share Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Share Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Share Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Share Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Share Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

5.4Exercise. Options and Share Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Share Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Share Appreciation Right may not be exercised for a fraction of a Share.

5.5Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE 6

RESTRICTED SHARES; RESTRICTED SHARE UNITS

6.1General. The Administrator may grant Restricted Shares, or the right to purchase Restricted Shares, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Shares and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan.

6.2Restricted Shares.

(a)Dividends. Participants holding Restricted Shares will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Ordinary Shares of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.
(b)Share Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any share certificates issued in respect of the Restricted Shares, together with a form of proxy and form of transfer endorsed in blank.

6.3Restricted Share Units.

(a)Settlement. The Administrator may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practicable after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.
(c)Dividend Equivalents. If the Administrator provides, a grant of Restricted Share Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Share Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE 7

OTHER SHARE OR CASH BASED AWARDS

Other Share or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Share or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Share or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE 8

ADJUSTMENTS FOR CHANGES IN ORDINARY SHARES

AND CERTAIN OTHER EVENTS

8.1Equity Restructuring(a). In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Ordinary Shares, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Ordinary Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Ordinary Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)To make adjustments in the number and type of Ordinary Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)To replace such Award with other rights or property selected by the Administrator; and/or
(f)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3Administrative Stand Still. In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of Ordinary Shares, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE 9

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not except pursuant to Article VIII, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Share Appreciation Rights or cancel outstanding Options or Share Appreciation Rights in exchange for cash, other Awards or Options or Share Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Share Appreciation Rights.

9.7Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE 10

MISCELLANEOUS

10.1No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2No Rights as Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator). The Company may place legends on share certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3Effective Date and Term of Plan. The Plan originally became effective on the day prior to the Public Trading Date. The Plan, as amended and restated, will become effective on December 22, 2022, the date the amended and restated Plan was approved by the Board, subject to approval of the Plan by the Company’s shareholders. Unless earlier terminated by the Board, the Plan will remain in effect until May 25, 2028, the tenth anniversary of the date the Board originally adopted the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan, as amended and restated, is not approved by the Company’s shareholders, the amendment and restatement of the Plan will not become effective and the Plan will continue in full force and effect in accordance with its terms as in effect prior to the date the amended and restated Plan was approved by the Board.

10.4Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5Provisions for Non-US Participants. The Administrator may modify Awards granted to Participants who are non-US nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such jurisdictions outside the United States with respect to tax, securities, currency, employee benefit or other matters.

10.6Section 409A.

(a)General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the Cayman Islands, disregarding any choice-of-law principles requiring the application of a jurisdiction’s laws other than the Cayman Islands.

10.13Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE 11

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2“Applicable Laws” means the requirements relating to the administration of equity incentive plans under Cayman Islands and U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws and rules of any other country or jurisdiction where Awards are granted or governed.

11.3“Award” means, individually or collectively, a grant under the Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share or Cash Based Awards.

11.4“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5“Board” means the Board of Directors of the Company.

11.6“Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.7“Change in Control” means and includes each of the following:

(a)A transaction or series of transactions (other than an offering of Ordinary Shares to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10“Company” means MeiraGTx Holdings plc, an exempted company limited by shares incorporated under the laws of the Cayman Islands, or any successor.

11.11“Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.12“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.13“Director” means a Board member.

11.14“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.15“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.16“Employee” means any employee of the Company or its Subsidiaries.

11.17“Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, share consolidation, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Ordinary Shares (or other Company securities) and causes a change in the per share value of the Ordinary Shares underlying outstanding Awards.

11.18“Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.19“Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows: (i) if the Ordinary Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Ordinary Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Ordinary Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Ordinary Shares, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

11.20“Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.21“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.22“Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.23“Option” means an option to purchase Shares.

11.24“Ordinary Shares” means the ordinary shares of the Company.

11.25“Other Share or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.26“Overall Share Limit” means the sum of (i) 6,933,172 Shares; (ii) any Ordinary Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV and (iii) an annual increase on the first day of each calendar year beginning January 1, 2019 and ending on and including January 1, 2028, equal to the lesser of (A) 4% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.

11.27“Participant” means a Service Provider who has been granted an Award.

11.28“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Ordinary Shares, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.29“Plan” means this 2018 Incentive Award Plan.

11.30“Prior Plans” means, collectively, the MeiraGTx Limited 2016 Equity Incentive Plan and any prior equity incentive plans of the Company or its predecessor.

11.31“Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s original effective date in Section 10.3.

11.32“Public Trading Date” means the first date upon which the Ordinary Shares are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).

11.33“Restricted Shares” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.34“Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.35“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.36“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.37“Securities Act” means the Securities Act of 1933, as amended.

11.38“Service Provider” means an Employee, Consultant or Director.

11.39“Share” or “Shares” means an Ordinary Share or Ordinary Shares.

11.40“Share Appreciation Right” means a share appreciation right granted under Article V.

11.41“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.42“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.43“Termination of Service” means the date the Participant ceases to be a Service Provider.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX]DateDate SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0000586295_1 R1.0.0.3 MEIRAGTX HOLDINGS PLC 450 EAST 29TH STREET, 14TH FLOOR NEW YORK, NY 10016 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MGTX2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. To approve an amendment and restatement of the MeiraGTx Holdings plc 2018 Incentive Award Plan to increase the number of ordinary shares authorized for issuance thereunder. 2. To approve an ordinary resolution to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies and if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes to approve Proposal No. 1. NOTE: To transact such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000586295_2 R1.0.0.3 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com MEIRAGTX HOLDINGS PLC Special Meeting of Shareholders January 24, 2023 10:00 AM Eastern Standard Time This proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) Alexandria Forbes, Ph.D., Richard Giroux and Robert J. Wollin, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, all of the ordinary shares of MEIRAGTX HOLDINGS PLC that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, Eastern Standard Time on January 24, 2023 and any adjournment or postponement thereof, upon all matters as may properly come before the meeting, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side and in the discretion of the proxies with respect to such matters as may properly come before the Special Meeting. Continued and to be signed on reverse side